Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Saxon REIT, Inc. on Form S-4 of our reports dated March 14, 2003, appearing in the Annual Report on Form 10-K of Saxon Capital, Inc. for the year ended December 31, 2002 and to the references to us under the headings “Selected Financial Data” and “Experts” in the Prospectus, which is part of this Registration Statement.

/s/    Deloitte & Touche LLP

Richmond, Virginia

February 13, 2004